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                                                                     Exhibit 3.1

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 01:01 PM 08/16/2004
                                                     FILED 01:01 PM 08/16/2004
                                                    SRV 040597367 - 3236297 FILE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VALERA PHARMACEUTICALS, INC.

                     (Pursuant to Section 242 and 245 of the
                General Corporation Law of the State of Delaware)

     Valera Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is Valera Pharmaceuticals, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on May 30, 2000 under the name Hydro Med Sciences, Inc.

     SECOND: This Amended and Restated Certificate of Incorporation (the "Restated Certificate") amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, (as amended to date, the "Certificate of Incorporation"), filed with the Secretary of State of Delaware on May 30, 2003.

     THIRD: The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to obtain the approval of the stockholders therefor.

     FOURTH: By written consent dated as of August 16, 2004, the Amended and Restated Certificate was approved by the Corporation's stockholders holding the requisite number of shares of the Corporation in accordance with the requirements of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     FIFTH: The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     1. The name of the corporation is

                          VALERA PHARMACEUTICALS, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
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     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 118,100,000 shares, consisting solely of (i) 75,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (ii) 43,100,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

     B.   Common Stock.

     1. Dividends. Except as otherwise required by this Restated Certificate, after the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of this Restated Certificate, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock, which dividends shall be paid out of assets legally available for the payment of dividends and shall be distributed among the holders of shares of the Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.

     2. Liquidation. Except as otherwise required by this Restated Certificate, after distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the stockholders of the Corporation shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, which assets shall be distributed in accordance with the provisions of this Restated Certificate.

     3. Voting. Except as may otherwise be required by law, this Restated Certificate, or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to Section C of this Article 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

     4. Stock Split. Effective as of December 26, 2001, each outstanding share of Common Stock, $0,001 par value per share, was converted into 5,000 shares of Common Stock, par value $0,001 per share; and the certificates representing the shares outstanding prior to December 26, 2001 shall represent the number of shares into which the number of shares represented by such certificates prior to December 26, 2001 are so converted.


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     C.   Preferred Stock.

          1. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred, Series B Preferred and Series C Preferred are as set forth below in this Article 4(C)(2). The Board of Directors is hereby authorized, subject to limitations prescribed by law, by resolution or resolutions, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix or alter the designation, powers, rights, preferences, privileges, and restrictions granted to or imposed upon additional series of Preferred Stock or of any of them. Subject to compliance with applicable protective voting rights that have been granted pursuant to Sections 5(d) of Article 4(C)(2) or may be granted to the Preferred Stock or series thereof in this Restated Certificate ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rights and dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in cash on redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series; or


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          (i) Any or all of the foregoing terms.

     Subject to the Protective Provisions, the rights, privileges, preferences, and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption, and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status that they had prior to adoption of the resolution originally fixing the number of shares of such series.

     Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased, or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

     2. Creation of Series A Preferred, Series B Preferred and Series C Preferred. The designations, preferences and relative, participating, optional, conversion, and other rights of the shares of the Series A Preferred, Series B Preferred and Series C Preferred and the qualifications, limitations, or restrictions thereof, in addition to those set forth above, are as follows:

     Section 1. Designation and Amount.

          (a) There is hereby authorized and established three series of Preferred Stock that shall be designated as (i) "Series A Convertible Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the number of shares constituting the Series A Preferred shall be 7,000,000;
     (ii) "Series B Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred"), and the number of shares constituting the Series B Preferred shall be 24,500,000; and (iii) "Series C Convertible Preferred Stock" (hereinafter referred to as "Series C Preferred" and, together with the Series A Preferred and Series B Preferred, the "Convertible Preferred Stock"), and the number of shares constituting the Series C Preferred shall be 11,600,000. Subject to the Protective Provisions, such number of shares of each respective series of Preferred Stock may be increased or decreased by resolution of the Board of Directors.


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          (b) Each share of Series A Preferred shall have a stated value equal to $1.00 (as may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like) (the "Series A Stated Value"). Each share of Series B Preferred shall have a stated value equal to $0.725 (as may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like) (the "Series B Stated Value"). Each share of Series C Preferred shall have a stated value equal to $1.00 (as may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like) (the "Series C Stated Value" and, together with the Series A Stated Value and the Series B Stated Value, the "Convertible Preferred Stated Values" and each, a "Convertible Preferred Stated Value").

     Section 2. Rank. The Convertible Preferred Stock shall rank senior, with respect to rights on liquidation, winding up, and dissolution, to the Common Stock, now or hereafter authorized, issued or outstanding. The Convertible Preferred Stock shall rank senior, or pari passu, with respect to rights on liquidation, winding up, and dissolution, to other series of Preferred Stock hereafter authorized, issued, or outstanding, except for such Preferred Stock as may be authorized, issued, or reclassified, in accordance with Section 5(d)(iii) of this Article 4(C)(2). With respect to dividend rights, the Convertible Preferred Stock shall rank senior to the Common Stock, and any other class or series of Preferred Stock, now or hereafter authorized, issued, or outstanding, except for such Preferred Stock as may be authorized, issued, or reclassified, in accordance with
     Section 5(d)(iii) of this Article 4(C)(2).

     Section 3. Dividends.

          (a) The Convertible Preferred Stock shall be entitled to receive dividends on an as-converted basis with shares of Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor.

          (b) (i) In addition to the foregoing provision, each share of Series A Preferred and Series C Preferred shall accrue dividends at the rate of 6% of its respective Stated Value, and each share of Series B Preferred shall accrue dividends at the rate of 10% of the Series B Stated Value, per share (as such stated value may be adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, which shall accrue daily based on a 360-day year, payable when and as declared by the Board of Directors of the Corporation out of funds legally available therefor as and to the extent provided in this Section 3. Dividends on the Convertible Preferred Stock, pursuant to this Section 3(b), shall be cumulative (whether or not in any dividend period or periods there shall be funds of the Corporation legally available for the payment of such dividends) and shall accrue on a daily basis from the date of issue and compound quarterly on December 31, March 31, June 30 and September 30 of each year that shares of Convertible Preferred Stock are issued and outstanding; provided, however, that the dividends on the Series A Preferred pursuant to this Section 3(b) only shall accrue from the date of the first issuance of any shares of Series C Preferred. If not previously paid, the dividends provided by this Section 3(b) shall be due and payable upon declaration by the Board of Directors if the Corporation has


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          achieved positive net income for the three and twelve-month periods immediately preceding such declaration and, provided, that the aggregate amount of dividends declared and paid in any year shall not exceed 50% of the net income of the Corporation for the preceding year.

               (ii) The holders of Convertible Preferred Stock, in preference to the holders of Common Stock or any series of Preferred Stock junior to the Convertible Preferred Stock, shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative dividends at the rate per annum set forth above, payable on the respective dates set forth above.

               (iii) Except as provided herein, no dividend or distribution in cash, shares of stock, or other property shall be declared or set apart on any series of Preferred Stock ranking, as to dividends, on a par with or junior to the Convertible Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for such payment on the Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends; provided that the Corporation may declare and pay a dividend on the Convertible Preferred Stock in partial satisfaction of all dividends accumulated on the Convertible Preferred Stock, but only if such dividend is declared and paid ratably to the holders of the Convertible Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the all dividends accumulated on the Convertible Preferred Stock had been declared and paid.

               (iv) So long as any shares of Convertible Preferred Stock are outstanding, (A) no dividends (other than dividends in Common
          Stock) shall be declared or paid or set aside for payment, and no distribution shall be declared or made, upon the Common Stock or upon any class of stock ranking junior to the Convertible Preferred Stock as to dividends or upon liquidation and (B) no purchase or redemption shall be made as to any stock ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or on liquidation other than (1) a purchase or redemption made by issuance for delivery of such junior stock or (2) a purchase or redemption of Common Stock that, when aggregated with purchases and redemptions within the previous 12 months, does not exceed one percent of the aggregate outstanding Common Stock of the Corporation.

               (v) The amount of any dividends "accrued" on any shares of Convertible Preferred Stock at any dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not declared, and the amount of dividends "accrued" on any share of Convertible Preferred Stock at any date other than a dividend payment date shall be calculated as the amount of any unpaid dividends accumulated to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the annual


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          dividend rate of 6%, in the case of Series A and Series C Preferred, or 10%, in the case of Series B Preferred, of the Convertible Preferred Stated Value applicable to such series of Convertible Preferred Stock for the period after such last preceding dividend payment date, to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months, compounded quarterly.

               (vi) Dividends shall be paid in cash.

               (vii) The Corporation shall make any withholding tax payments due on behalf of a holder of Convertible Preferred Stock with respect to any dividends paid by the Corporation and shall promptly provide such holder with written documentation of any such payment sufficient to satisfy any requirements of the United States Internal Revenue Service or the Canadian Customs and Revenue Agency (or any other taxing authority designated by a holder of Convertible Preferred Stock) related to an application by a holder of Convertible Preferred Stock for foreign tax credits relating to such dividend payments. The Corporation agrees to use its best efforts to take such reasonable and lawful steps as a holder of Convertible Preferred Stock may request, and a holder of Convertible Preferred Stock agrees to use its best efforts to take such reasonable and lawful action as the Corporation may request, to minimize the amount of withholding taxes, applicable to any payment made to a holder of Convertible Preferred Stock by the Corporation.

     Section 4. Preference on Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Common Stock, an amount per share of Convertible Preferred Stock equal to the Series A Stated Value, Series B Stated Value or Series C Stated Value, as the case may be, plus all accrued but unpaid dividends thereon to the date fixed for distribution (the "Convertible Preferred Liquidation Amount"). If upon the liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the entire Convertible Preferred Liquidation Amount, then all the assets so available for distribution to its stockholders shall be distributed ratably to the holders of the Convertible Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the full amount to which they were entitled pursuant to this Section 4(a) and nothing more.

          (b) Upon the completion of the distributions required by Section (a) of this Section 4 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among


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     the holders of Common Stock pro rata based on the number of shares of
     Common Stock held by each holder of Common Stock.

          (c) For purposes of this Section 4, a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger, or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation (an "Acquisition"); or (ii) a sale of 50% or more of the assets or outstanding capital stock of the Corporation (a "Transfer"); provided that in the event that the Corporation's stockholders of record as constituted immediately prior to any such transaction (on a fully diluted basis) will, immediately after such transaction (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity, such transaction shall not be deemed to constitute an Acquisition or a Transfer. The occurrence of an Acquisition or Transfer shall entitle the holders of Convertible Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 4(d) below) the respective amounts as specified in Section 4(a) in liquidation and redemption of their Convertible Preferred Stock, unless the holders of a majority of the outstanding shares of each class of Convertible Preferred Stock, each such class voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a liquidation or winding up of the Corporation.

          (d) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                    (A) If traded on a securities exchange or through the Nasdaq
               National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make


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          an appropriate discount from the market value determined as above in
          (i)(A), (B), or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

          (e) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 20 days prior to any stockholders meeting called to approve such transaction or 20 days prior to the closing of such transaction; whichever is earlier, to the holders of record of the Convertible Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation.

          (f) For purposes hereof, any stock of any series or class of the Corporation shall be deemed to rank:

               (i) on a parity with the shares of Convertible Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Convertible Preferred Stock, if the holders of such stock shall be entitled to receive dividends or amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Convertible Preferred Stock; and

               (ii) junior to the shares of Convertible Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of such class or series shall not be entitled to receive dividends or amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Convertible Preferred Stock.


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     Section 5. Voting.

          (a) General Rights. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock on all matters submitted to the stockholders (except as otherwise expressly provided in this Restated Certificate or as required by law, voting together with the Common Stock as a single class, and not as separate classes or series) and shall be entitled to notice of any meeting of the stockholders of the Corporation in accordance with the Bylaws of the Corporation and as required by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest lower whole number.

          (b) Election of Directors. For so long as any shares of Convertible Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Convertible Preferred Stock after the filing date hereof):

               (i) the holders of Series A Preferred and Series B Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect three members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death, or removal of such directors;

               (ii) the holders of Series C Preferred, voting as a single class on an as-if-converted basis, shall be entitled to elect one member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death, or removal of such director;

               (iii) the holders of Common Stock, voting as a single class, shall be entitled to elect one member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death, or removal of such director; and

               (iv) the holders of Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect any remaining members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death, or removal of such directors.


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
          (c) Applicable Law. In addition to any rights granted to a holder of shares of Convertible Preferred Stock pursuant to this Restated Certificate, shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall each be entitled to vote as a class or series, separate and apart from each other, each other series of Preferred Stock, and holders of shares of Common Stock, on any matter as to which class voting is required under applicable law. Unless the vote of the holders of a greater number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as the case may be, shall then be required by law, the vote or consent of the holders of at least a majority of all shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at the time outstanding, on an as-if-converted basis, given in person or by proxy, shall be sufficient with respect to any matter as to which class voting is required.

          (d) Separate Vote of Series A Preferred, Series B Preferred and Series C Preferred. In addition to any other vote or consent required herein or by law and subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as 25% or more of the shares of Convertible Preferred Stock originally issued by the Corporation are outstanding, the vote or written consent of the holders of at least a majority of the outstanding Convertible Preferred Stock, voting together as a single class on an as-if-converted basis, shall be necessary for effecting or validating the following actions:

               (i) Any redemption or repurchase (other than the repurchase by the Corporation of shares of its capital stock from its employees at cost pursuant to an agreement or agreements to purchase such capital stock) by the Corporation of shares of its capital stock or options to purchase such capital stock;

               (ii) Any authorization, issuance, or reclassification of any class or series of equity security of the Corporation, including any other security convertible into or exchangeable for any equity security, that by its terms ranks senior to the Convertible Preferred Stock with respect to dividends, liquidation, redemption, or voting;

               (iii) Any authorization, issuance, or reclassification of any bonds, notes, or other obligations convertible into, exchangeable for, or having option rights to purchase shares of any equity security that by its terms ranks senior to the Convertible Preferred Stock with respect to dividends, liquidation, redemption, or voting;

               (iv) Any Acquisition or Transfer;

               (v) Any liquidation or winding up of the Corporation;

               (vi) The issuance of additional shares of Convertible Preferred Stock;

               (vii) Any amendment of the Certificate of Incorporation or Bylaws of the Corporation, provided that any amendment to the terms of a particular series of

          Convertible Preferred Stock shall require the vote or consent of the holders of shares of such series of Convertible Preferred Stock in accordance with the provisions of Section 5(c) above; or

               (viii) Any increase in the number of shares of Common Stock (and/or options, warrants, or other Common Stock purchase rights issued pursuant to such options, warrants, or other rights) issued or to be issued after the date hereof by the Corporation to employees, officers, or directors or, or consultants or advisors of, the Corporation or any subsidiary, pursuant to the Corporation's stock purchase or stock option plans or other arrangements approved by the Board of Directors to more than 7,850,000 shares (as adjusted for any stock dividend, combination, splits, reorganizations and the like).

     Section 6. Conversion. The holders of Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Convertible Preferred Conversion Rate then in effect by the number of shares of Convertible Preferred Stock being converted. The "Convertible Preferred Conversion Rate" in effect at any time for conversion of any series of the Convertible Preferred Stock shall be the quotient obtained by dividing (i) the Convertible Preferred Stated Value for such series of Convertible Preferred Stock plus an amount equal to all accrued and unpaid dividends per share of such Convertible Preferred Stock as of the conversion date (the "Dividend Amount") by (ii) the Conversion Price for such series of Convertible Preferred Stock; provided, however that a holder of Convertible Preferred Stock may elect to receive all or a portion of the Dividend Amount in cash upon the conversion of the Convertible Preferred Stock, in which event the portion of the Dividend Amount paid in cash shall not be added to the Convertible Preferred Stated Value in determining the Conversion Rate for such holder of Convertible Preferred Stock. The initial conversion price for the Series A Preferred shall be $0.50 (the "Series A Conversion Price"), the initial conversion price for the Series B Preferred shall be $0.725 (the "Series B Conversion Price"), and the initial conversion price for the Series C Preferred shall be $1.00 (the "Series C Conversion Price" and, together with the Series A Conversion Price and Series C Conversion Price, the "Conversion Prices" and each, a "Conversion Price"). The Conversion Prices shall be adjusted from time to time in accordance with this Section 6.

          (b) Automatic Conversion. Each share of Convertible Preferred Stock shall automatically be converted, in accordance with the provisions of
     Section 6(a), into fully paid and nonassessable shares of Common Stock of the Corporation at the then effective Conversion Price for such series of Convertible Preferred Stock upon the earlier, as to each such Series, of
     (i) the Corporation's closing of the sale of its Common Stock in a

     Qualified Public Offering or (ii) the date specified by vote or written consent or agreement of holders of at least 80% of the then outstanding shares of Convertible Preferred Stock voting together as a class on an as-if-converted basis. For purposes of this Restated Certificate, a "Qualified Public Offering" shall mean a firm commitment underwritten public offering of shares of Common Stock, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) at a public offering price per share, before deductions for underwriter discounts and commissions, of at least the product of (A) three multiplied by (B) the highest of the Series A Stated Value, Series B Stated Value and Series C Stated Value, and (ii) with aggregate proceeds to the Corporation of at least $25,000,000 before deductions for underwriter discounts and commissions and any and all expenses of such underwriting offering incurred by the Corporation.

          (c) Exercise of Conversion Rights. The holder of any shares of Convertible Preferred Stock may exercise its respective Conversion Rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of the transfer agent of the Corporation, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock into which the Convertible Preferred Stock represented by certificates surrendered to the Corporation by such holder were converted on the Conversion Date, and cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph (e) of this Section 6. The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the applicable Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered. Upon the occurrence of any automatic conversion of the outstanding Convertible Preferred Stock in accordance with subparagraph (b) of this Section 6, the holders of such stock shall surrender the certificates representing such shares at the office of the transfer agent (or the Corporation itself, if there is no transfer agent, or such other place as may be designated by the Corporation). Thereupon there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Convertible Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in subparagraph (e) of this Section 6.

          (d) Adjustment of the Conversion Price for Certain Dilutive Splits, Combinations and Issuances. The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

               (i) If at any time or from time to time after the date of the first issuance of shares of Convertible Preferred Stock (such date is referred to herein as an "Original Issue Date"), the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents"), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price for each series of Convertible Preferred Stock in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Convertible Preferred Stock shall be increased in proportion to the increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price for each series of Convertible Preferred Stock in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

               (ii) (A) If at any time or from time to time after the Original Issue Date, the Corporation shall issue Additional Shares of Common Stock (as defined below) for a consideration per share (determined, in the case such Additional Shares of Common Stock consisting of warrants, options, or other rights to purchase or acquire Common Stock or other securities convertible into or exchangeable for Common Stock or options, warrants, or rights to purchase such convertible or exchangeable securities, by dividing
               (A) the total amount received or receivable by the Corporation in consideration of the sale and issuances of such rights, warrants, options, or other convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise, conversion, or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, warrants, options, or other convertible or exchangeable securities)(the "Additional Share Issue Price") less than the Conversion Price for any series of Convertible Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale,

                         (1) the Conversion Price for such series of Convertible
                    Preferred Stock shall be reduced to a price (calculated to the nearest cent) which shall be obtained by multiplying such Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issue or sale, assuming the conversion of all then-outstanding convertible securities and the exercise of all then-outstanding warrants, options, rights, or other similar securities, multiplied by the applicable Conversion Price immediately prior to such issue or sale plus (Y) the consideration received (or to be received upon exercise or conversion, if such issue or sale relates to options, warrants, rights, or convertible securities) by the Corporation upon such issue or sale, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding, assuming the conversion of all then-outstanding convertible securities and the exercise of all then-outstanding options, warrants, rights, and other similar securities, including shares that will be outstanding upon exercise or conversion of the security issued or sold, if applicable, immediately after such issue or sale, multiplied by (B) the applicable Conversion Price immediately prior to such issue or sale; and

                    (B) For purposes of this Section 6(d)(ii), in case of the
               issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of Additional Shares of Common Stock (A) for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions, or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof and
               (B) for consideration other than cash or consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                    (C) In the case of the issuance of options, warrants, or
               other rights to purchase or to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, "Rights"), the following provisions shall apply for all purposes of Sections 6(d)(ii) and 6(d)(iii):

                         (1) The aggregate maximum number of shares of Common
                    Stock deliverable under such Rights shall be deemed to have been issued at the time such Rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 6(d)(ii)(B)), if any, received by the Corporation upon the issuance of such Rights plus the minimum consideration payable on exercise, conversion, or exchange of such Rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2) In the event of any change in the number of shares
                    of Common Stock deliverable or in the consideration payable to the Corporation under such Rights, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such Rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 6(d)(ii)(A)), the Conversion Price, to the extent in any way affected by or computed using such Rights shall be recomputed to reflect such change.

                         (3) Upon the expiration, cancellation, or termination
                    of any such Rights, the applicable Conversion Price, to the extent in any way affected by or computed using such Rights (unless such Rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of
                    Section 6(d)(ii)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Rights that remain in effect) actually issued under such Rights.

                         (4) The number of shares of Common Stock deemed issued
                    and the consideration deemed paid therefor pursuant to Sections 6(d)(ii)(C)(l) and (2) shall be appropriately adjusted to reflect any change, termination, cancellation, or expiration of the type described in either Section 6(d)(ii)(C)(3) or (4).

                         (5) If the Conversion Price for any series of
                    Convertible Preferred Stock shall have been adjusted upon the issuance of any such Rights, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise, conversion, or exchange of any such Rights.

                    (D) No adjustment of any Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections (C)(3) and (C)(4), no adjustment of any Conversion Price pursuant to this Section 6(d)(ii) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (iii) "Additional Shares of Common Stock" shall mean any shares of Common Stock, or any right, warrant or option to purchase Common Stock or equity securities convertible into Common Stock, or any obligation or any share of equity securities convertible into or exchangeable for Common Stock by the Corporation after the applicable Original Issue Date other than:

                    (A) shares of Common Stock issued upon conversion of the
               Convertible Preferred Stock;

                    (B) shares of Common Stock issued pursuant to the exercise of rights or agreements, options, warrants, or convertible or exchangeable securities outstanding as of the applicable Original Issue Date;

                    (C) shares of Common Stock issued pursuant to a stock split, combination, dividend, distribution or recapitalization;

                    (D) shares of Common Stock issued for consideration other
               than cash in connection with a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

                    (E) shares of Common Stock issued in connection with any
               other transaction approved by holders of at least a majority of the outstanding shares of Convertible Preferred Stock (voting on an as converted basis as of the date of such vote);

                    (F) shares of Common Stock (and/or options, warrants, or
               other Common Stock purchase rights issued pursuant to stock options, warrants, or other rights, or securities convertible or exchangeable into shares of Common Stock) issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

                    (G) shares of Common Stock (and/or options, warrants, or
               other Common Stock purchase rights issued pursuant to stock options, warrants, or other rights, or securities convertible or exchangeable into shares of Common Stock) issued or issuable in connection with strategic transactions involving the Corporation and other entities, including (i) joint ventures, manufacturing, marketing, or distribution arrangements or

               (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares of Common Stock has been approved by the Board of Directors; or

                    (H) up to 7,850,0000 shares (as may be adjusted for any
               stock dividends, combinations, splits, recapitalizations and the like) of Common Stock (and/or options, warrants, or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants, or other rights) issued after the applicable Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to any stock purchase or stock option plans or other arrangements that are approved by the Board of Directors.

               (iv) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights not referred to in Section 6(d)(i), then, in each such case for the purpose of this Section 6(d)(iv), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

               (v) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger, or sale of assets transaction provided for elsewhere in this Section 6 or Section 4), provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Convertible Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (vi) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Convertible Preferred Stock against impairment.

               (vii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment, (B) the Conversion Price in effect at the time, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

          (e) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board of Directors.

          (f) Taxes. The Corporation shall pay any and all issue and stock transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (g) Common Stock Available. The Corporation shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Convertible Preferred Stock at the time outstanding.

          (h) Registration. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Convertible Preferred Stock require registration or listing with, or approval of, any stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible use its best efforts to secure such registration, listing or approval, as the case may be.

          (i) Validly Issued. All shares of Common Stock which may be issued upon conversion of the shares of Convertible Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (j) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of Section 6(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

          (k) Statement Regarding Adjustments. Whenever the Conversion Price for any series of Convertible Preferred Stock shall be adjusted as provided in Section 6(d), the Corporation shall forthwith file, at the office of any transfer agent for the Convertible Preferred Stock and at the principal office of the Corporation a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each holder of shares of Convertible Preferred Stock. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7.

     Section 7. Notice of Non-Cash Dividends, Stock Purchase Rights, Capital Reorganization and Dissolutions. In the event: (a) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; (b) that the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights; (c) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or other entity, share exchange for all outstanding shares of Common Stock under a plan of exchange to which the Corporation is a party, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Convertible Preferred Stock, at least 15 days prior to the record date in respect of matters or events specified in (a) or (b) above or the effective date in respect of matters specified in (c) or (d) above, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up.

     Section 8. Status of Converted or Purchased Stock. All shares of Convertible Preferred Stock repurchased, converted or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Convertible Preferred Stock.

     Section 9. Common Stock. Whenever reference is made in this Restated Certificate to "Common Stock," "Common Stock" shall mean all shares now or hereafter authorized of the class of the capital stock of the Corporation designated as Common Stock, par value $.001 per share, and stock of any other class into which such shares may hereafter be changed.

     6. The Corporation is to have perpetual existence.

     7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          B. Subject to the rights of the holders of any series of Preferred Stock to elect directors pursuant to this Restated Certificate, the number of directors of the Corporation shall be established at nine, but thereafter may be changed to any number not less than one as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director, other than a director who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

          C. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized, by unanimous approval, to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, alter, amend and repeal the Bylaws.

          D. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

          E. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          F. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     8. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director; provided that this provision shall not eliminate or limit liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither this Certificate of Incorporation nor any amendment, alteration, or repeal of this Section 8, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 8, shall adversely effect, eliminate, or reduce any right or protection of a director of the Corporation hereunder with respect to any act, omission or matter occurring, or any action, suit, or claim that, but for this
Section 8, would accrue or arise, prior to the time of such amendment, modification, repeal, or adoption of an inconsistent provision. All references in this Article to a "director" shall also be deemed to refer to such person or persons, if any, who pursuant to a provision of the Certificate of Incorporation in accordance with subsection (a) of Section 141 of the Delaware General


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
Corporation Law, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by the Delaware General Corporation Law.

     9. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person. Any person seeking indemnification under this Section 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

     If a claim under the preceding paragraph, is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     No amendment, repeal, or modification of the foregoing provisions of this
Section 9 shall adversely affect any right or protection of a director, officer, agent, or other person, existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or


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
omissions of such director, officer, or agent occurring prior to, such amendment, repeal, or modification.

     10. The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                         [SIGNATURE ON FOLLOWING PAGE.]


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
     IN WITNESS WHEREOF, this Restated Certificate has been signed by an authorized officer of the Corporation on this 16th day of August, 2004.

                                        VALERA PHARMACEUTICALS, INC.


                                        By: /s/ David S. Tierney
                                            ------------------------------------
                                        Name: David S. Tierney
                                        Title: President


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